Investor Contact:                                                                              Media Contact:
Emma Jo Kauffman                                                                                                                                                                                     Tawn Earnest
(615) 855-5525                                                                                                                                                                                             (615) 855-5209

CASH TENDER OFFER AND
RELATED CONSENT SOLICITATION COMMENCED
FOR OUTSTANDING DOLLAR GENERAL NOTES

GOODLETTSVILLE, Tenn. - June 4, 2007 - Dollar General Corporation (NYSE: DG) (the “Company” or “Dollar General”) announced today that Buck Acquisition Corp., a Tennessee corporation (“Buck”), which is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), has commenced a cash tender offer (and related consent solicitation described below) to purchase any and all of the $200 million outstanding aggregate principal amount of Dollar General’s 8 5/8% Notes due 2010 (the “Notes”) (the “Tender Offer”). The Tender Offer is being conducted in connection with the anticipated merger (the “Merger”) of Buck with and into Dollar General.

In conjunction with the Tender Offer, Buck is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. The Tender Offer and consent solicitation for the Notes are being made pursuant to an Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) dated June 4, 2007, which more fully sets forth the terms and conditions of the Tender Offer.

The total consideration to be paid for each $1,000 principal amount of Notes will be a price, calculated as described in the Offer to Purchase, equal to (i) the sum of (a) the present value on the payment date, determined in accordance with standard market practice, on the scheduled initial settlement date of $1,000 payable on the maturity date for the Notes plus (b) the present value on the payment date of the interest that accrues and is payable from the last interest payment date prior to the scheduled initial settlement date until the maturity date for the Notes, in each case determined on the basis of a yield to such maturity date equal to the sum of (A) the yield to maturity on the 3.625% U.S. Treasury Notes due June 15, 2010, based on the bid-side price of such reference security as of 11:00 a.m., New York City time, on the second business day immediately preceding the tender offer expiration date, as reported by Bloomberg on page “PX5”, plus (B) 50 basis points (such price being rounded to the nearest cent), minus (ii) accrued and unpaid interest to, but not including, the scheduled initial settlement date (the “Total Consideration”). Holders whose Notes are accepted for payment will also be paid accrued and unpaid interest up to, but not including the applicable settlement date for Notes purchased in the Tender Offer.

The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of Notes (the “Consent Payment”). Holders who validly tender Notes (and validly deliver corresponding consents) that are not validly withdrawn and/or revoked prior to 5:00 p.m., New York City time on June 15, 2007 (unless such date is extended) (the “Consent Payment Deadline”) will receive the Total Consideration, which includes the Consent Payment. The Tender Offer will expire at midnight, New York City time, on Friday, June 29, 2007 (unless such date is extended) (the “Expiration Date”). Holders who validly tender Notes (and validly deliver corresponding consents) that are not validly withdrawn and/or revoked after the Consent

Tender Offer Commenced for Outstanding Dollar General Notes
June 4, 2007

Payment Deadline but on or before the Expiration Date will not receive the Consent Payment but will receive the Tender Offer Consideration, which is the Total Consideration less the Consent Payment.

Among other things, the proposed amendments to the indenture governing the Notes would eliminate most of the restrictive covenants contained in the indenture and would amend certain other provisions contained in the indenture. Adoption of the proposed amendments requires the consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding. Holders who tender their Notes are required to consent to the proposed amendments and holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes. Tendered Notes may be withdrawn and consents may be revoked at any time prior to the Consent Payment Deadline (unless such date is extended), but not thereafter.

The Tender Offer is conditioned upon, among other things, the receipt of the requisite consents to adopt the proposed amendments, the satisfaction by Buck of all conditions precedent to the Merger and the receipt by Buck of the proceeds from certain financing transactions to be entered into in connection with the Merger.

Goldman, Sachs & Co. is acting as the dealer manager and solicitation agent for the Tender Offer. The information agent for the Tender Offer is D.F. King & Co., Inc. Questions regarding the Tender Offer may be directed to Goldman, Sachs & Co. at (212) 902-9077 (collect) or (800) 828-3182 (toll-free). Requests for documentation may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers only) or (800) 488-8095 (for all others toll-free).

This release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to the Notes, nor is this release an offer or solicitation of an offer to sell any securities. The Tender Offer is made solely by means of the Offer to Purchase.

About Dollar General

Dollar General is a Fortune 500® discount retailer with over 8,000 stores. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.

Important Additional Information About Dollar General’s Announced Merger With Buck

In connection with the proposed Merger, Dollar General has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Dollar General at the SEC Web site at www.sec.gov or at the Company’s website at www.dollargeneral.com. The proxy statement and other documents also may be obtained for free from Dollar General by directing such request to Dollar General Corporation, Investor Relations, 100 Mission Ridge, Goodlettsville, Tennessee, 37072,

Tender Offer Commenced for Outstanding Dollar General Notes
June 4, 2007

telephone (615) 855-5528, or by submitting a request on the Company’s Web site at www.dollargeneral.com, under “Investing-Information Requests.”

Dollar General and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of Dollar General’s participants in the solicitation, which may be different than those of Dollar General shareholders generally, is set forth in Dollar General’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and also are set forth in the definitive proxy statement relating to the Merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain information provided herein may include “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements generally contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would”, “estimate,” “continue,” “contemplate” or “pursue,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events and actual events could differ materially from those projected. You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks, assumptions and uncertainties that cannot be predicted or quantified. These risks, assumptions and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Dollar General and others relating to the proposed Merger; the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the ability to recognize the benefits of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; and other risks, assumptions and uncertainties detailed from time to time in Dollar General’s SEC reports, including Dollar General’s most recent Annual Report on Form 10-K. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Dollar General’s ability to control or predict. There can be no assurance that the transaction described above will be consummated. Forward-looking statements made herein speak only as of the date hereof, and Dollar General assumes no obligation to update such statements.

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